                                  EXHIBIT 10.21

                       ASSIGNMENT AND ASSUMPTION OF LEASE
                            AND CONSENT TO ASSIGNMENT

      THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT TO ASSIGNMENT (hereinafter the "Assignment") is made and entered into on this 7th day of November, 2005, by and among AmCore Financial, Inc., ("Assignor"), West Bancorporation, Inc., ("Assignee"), and Magnum Property Partners No. 1, L.L.C., ("Landlord").

                                    RECITALS

      WHEREAS, Assignor and Landlord entered into a Lease dated the 24th day of July, 2002, (hereinafter the "Lease"), for certain premises consisting of approximately 24,410 rentable square feet ("Premises") on the 2nd floor of the Century II office building, located at 1415 South 28th Street, West Des Moines, Iowa (the "Building"), the current term of which Lease expires on the 31st day of October, 2010; and

      WHEREAS, Assignor and Assignee desire that all Assignor's right, title, and interest under the Lease be assigned to Assignee subject to the terms and conditions set forth herein and with the consent of Landlord.

      NOW, THEREFORE, the parties, in consideration of the premises and the mutual covenants herein contained, intending to be legally bound hereby, agree:

      1) Effective on or about December 31, 2005 (the "Effective Date") Assignor assigns to Assignee its successors and assigns, all right, title, and interest of Assignor under the Lease.

      2) Assignor represents and warrants to Assignee that as of the Effective
      Date:

            (a) Assignor and, to the best of Assignor's knowledge, Landlord have complied with and fulfilled all terms and conditions of the Lease and the Lease is in full force and effect;

            (b) Excepting normal wear and tear, the Premises are in at least as good condition as on the commencement date of this Lease, including all equipment and facilities within the Premises, which shall include, but not be limited to, electrical, plumbing and heating, and air conditioning systems;

            (c) Assignor has no knowledge of, nor has it been put on notice of, any failure of the Premises to be in compliance with any applicable governmental statutes, laws, rules, orders, regulations, and ordinances;

            (d) All of Assignor's covenants in the Lease have been observed.

      3) On and after the Effective Date, Assignee shall comply with all of the covenants, terms, conditions, and obligations of Assignor under the Lease, and Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, liabilities, demands, judgments, damages or expenses of any kind or nature, including, without limitation, reasonable attorney's fees, arising out of or in any way connected with any default under the Lease by Assignee occurring on or after the Effective Date.

      4) Annual Base Rent and Direct Expenses shall be prorated between the parties for the remainder of the current calendar year after the Effective Date, based upon the number of days each of the parties hereto is in possession of the Premises.

      5) Assignee shall use the Premises solely for the purposes as stated in the Lease.

      6) On and after the Effective Date, all notices, consents, requests, approvals, instructions, and other communications provided for or permitted under the Lease to be sent to Assignor, shall be sent to Assignee in writing and delivered by registered or certified mail, first class postage prepaid, return receipt requested, and addressed to the attention of the Assignee at the Premises.

      7) In the event that this transaction between AMCORE Financial and West Bancorporation does not take place, this agreement shall be considered null and void and AMCORE shall remain responsible for the lease.

      The terms and conditions of this Assignment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, and assigns.

ASSIGNOR:                     AMCORE FINANCIAL, INC.

                              By: /s/ James Waddell
                                  -----------------------------------

                              Its: Executive Vice President

ASSIGNEE                      WEST BANCORPORATION, INC.

                              By: /s/ Thomas E. Stanberry
                                  -----------------------------------

                              Its: Chairman & CEO

LANDLORD:                     MAGNUM PROPERTY PARTNERS NO. 1, L.L.C.

                              A NEBRASKA LIMITED LIABILITY COMPANY

                              By: Magnum Resources, Inc, a Wyoming corporation,

                              Its Manager

                              By: /s/ Kelly A. Walters
                                  -----------------------------------

                              Name: Kelly A. Walters

                              Title: Senior Vice President

                         CENTURY I & II OFFICE BUILDINGS

                  (2700 WESTOWN PARKWAY, WEST DES MOINES, IOWA)

                                  OFFICE LEASE

                     MAGNUM PROPERTY PARTNERS NO. 1, L.L.C.,
                      A NEBRASKA LIMITED LIABILITY COMPANY

                                    LANDLORD

                                       AND

                             AMCORE FINANCIAL, INC.

                                     TENANT

                                  OFFICE LEASE

      THIS OFFICE LEASE (the "Lease") is made and entered into by and between Magnum Property Partners No. 1, L.L.C., a Nebraska limited liability company ("Landlord"), and AmCore Financial, Inc. ("Tenant"), as of this 24th day of July, 2002 (the "Effective Date").

      Landlord and Tenant specifically agree as follows:

                    ARTICLE I - DEFINED TERMS AND BASIC TERMS

      The terms listed below shall have the following meanings throughout this
Lease:

      (a)   Landlord:                  Magnum Property Partners No. 1, L.L.C.,
                                       c/o Magnum Resources, Inc.
                                       11422 Miracle Hills Drive
                                       Suite 400
                                       Omaha, Nebraska 68154

      (b)   Landlord's Agent:          Magnum Resources, Inc

      (c)   Tenant:                    AmCore Financial,
                                       Inc. 501 7th
                                       Street Rockford
                                       IL, 61104
                                       Attn: Facilities Office

      (d)   Complex:                   Century I & II Office Buildings
                                       2700 Westown Parkway
                                       West Des Moines, Iowa

      (e)   Building:                  Century II

      (f)   Premises:                  That portion of the 2nd floor, Suite 200
                                       of the Century II Office Building as more particularly shown on the floor plan attached as Exhibit "A"

      (g)   Rentable Area of Building: approximately 97,664 square feet

      (h)   Rentable Area of Premises: approximately 24,410 square feet
                                       Initial Premises: 17,498 square feet
                                       First Expansion Premises: 3,591 square
                                       feet
                                       Second Expansion Premises: 3,321 square
                                       feet

      (i)   Premises Delivery Dates:   The Premises Delivery Dates for the
                                       Initial Premises, First Expansion
                                       Premises and Second Expansion Premises
                                       are as set forth below, except as the
                                       same can be modified pursuant to the
                                       terms of this Lease
                                       Initial Premises: October 15, 2002
                                       First Expansion Premises: November 1,
                                       2004
                                       Second Expansion Premises: November 1,
                                       2006

      (j)   Term Commencement Date:    November 1, 2002

      (k)   Term:                      Eight (8) years

      (l)   Expiration Date:           October 31, 2010

      (m)   First Expansion Date:      The date Tenant takes possession of the
                                       First Expansion Premises but in no event later than November 1, 2004

      (n)   Second Expansion Date:     The date Tenant takes possession of the
                                       Second Expansion Premises but in no event later than November 1, 2006

      (o)   Annual Base Rent Prior to  $306,215.00       $17.50 psf
            First Expansion Date

      (p)   Monthly Base Rent Prior to
            First Expansion Date       $ 25,517.92

      (q)   Annual Base Rent After
            First Expansion Date and
            Prior to Second Expansion
            Date                       $369,057.50       $17.50 psf

      (r)   Monthly Base Rent After
            First Expansion Date and
            Prior to Second Expansion
            Date                       $ 30,754.80

      (s)   Annual Base Rent After
            First Expansion Date
            and Second Expansion Date: $427,175.00       $17.50 psf

      (t)   Monthly Base Rent After
            First Expansion Date and
            Second Expansion Date      $ 35,597.92

      (u)   Tenant's Proportionate
            Share:                     (i) 17.9166% prior to the First Expansion
                                       Date; and

                                       (ii) 21.5935% from and after the First
                                       Expansion Date and prior to the Second
                                       Expansion Date; and

                                       (iii) 24.9939% from and after the Second
                                       Expansion Date

      (v)   Base Year:                 2002

      (w)   Rent Commencement Dates    Initial Premises: November 1, 2002 First
                                       Expansion Premises: First Expansion Date
                                       Second Expansion Premises: Second
                                       Expansion Date

      (x)   Security Deposit:          $0.00

      (y)   Use:                       General Office Use

      (z)   Tenant Improvements        See Section 10.01

      (aa)  Tenant's Address for       AmCore Financial Inc.
            Notices:                   501 7th Street
                                       Rockford IL, 61104
                                       Attn: Facilities Office

      (ab)  Landlord's Address for     Magnum Property Partners No. 1, L.L.C.
            Notices:                   C/O Magnum Resources, Inc
                                       11422 Miracle Hills Drive
                                       Suite 400
                                       Omaha, Nebraska 68154

      (ac)  Tenant's Broker:           None

Certain other defined terms are defined when they first appear within the body of this Lease.

                              ARTICLE II - PREMISES

      Section 2.01. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term and subject to the agreements, conditions and provisions contained in this Lease to each and all of which Landlord and Tenant hereby mutually agree.

      Section 2.02. Rentable Area. The Rentable Area of the Premises and the Rentable Area of the Building shall mean the amounts as set forth in Article I. During the Term and after alterations or changes to the Premises or Building, Landlord shall have the right to redetermine the Rentable Area of the Premises, and the Rentable Area of the Building so long as such redetermination does not change the amount due for Base Rent or Tenant's Proportionate Share of Direct Expenses hereunder. Any re-measurement of the Building or the Premises shall be completed in a manner consistent with the standards set forth by Building Owner Manager's Association ("BOMA").

      Section 2.03. Common Areas. "Common Areas" shall mean any lobby, plaza and sidewalk areas, any surface parking areas and other similar areas of general access and the areas on individual floors in the Building devoted to corridors, fire vestibules, elevators, foyers, lobbies, electric and telephone closets, stairways, rest rooms, mechanical rooms, janitor's closets, and other similar facilities and shall also mean those areas of the Building devoted to mechanical and service rooms and levels servicing the Building and basement, mezzanine and penthouse service facilities.

      Section 2.04 Expansion Space. Tenant shall have the right to occupy the First Expansion Space or the Second Expansion Space at any time after the Term Commencement Date, subject to the following provisions.

      (a) First Expansion Space: In the event Tenant uses all or any portion of the First Expansion Space at any time after the Term Commencement Date but prior to the First Expansion Date for storage purposes only, Tenant shall pay Landlord Base Rent for the First Expansion Space at the rate of $7.00 per rentable square foot. In the event Tenant uses all or any portion of the First Expansion Space at any time after the Term Commencement Date but prior to the First Expansion Date for business operation purposes, Tenant shall pay Landlord Monthly Base Rent as set forth in Article I, subparagraph I and Tenant's Proportionate Share shall be increased to the amount set forth in Article I, subparagraph (u) (ii). The payment of Monthly Base Rent and Adjustment Rent for the First Expansion Premises shall commence on the date Tenant shall commence using the First Expansion Premises for business operation purposes, but in no event later than the First Expansion Date, and shall continue through the Expiration Date of the Lease.

      (b) Second Expansion Space: In the event Tenant uses all or any portion of the Second Expansion Space at any time after the Term Commencement Date but prior to the Second Expansion Date for storage purposes only, Tenant shall pay Landlord Base Rent for the Second Expansion Space at the rate of $7.00 per rentable square foot. In the event Tenant uses all or any portion of the Second Expansion Space at any time after the Term Commencement Date but prior to the Second Expansion Date for business operation purposes Tenant shall pay Landlord Monthly Base Rent as set forth in Article I, subparagraph (t) and Tenant's Proportionate Share shall be increased to the amount set forth in Article I, subparagraph (u) (ii). The payment of Monthly Base Rent and Adjustment Rent for the Second Expansion Premises shall commence on the date Tenant shall commence using the Second Expansion Premises for business operation purposes, but in no event later than the Second Expansion Date, and shall continue through the Expiration Date of the Lease.

                               ARTICLE III - TERM

      Section 3.01. Initial Term. Upon the Premises Delivery Date and prior to the occurrence of the Term Commencement Date, the terms and provisions hereof shall be fully binding upon Landlord and Tenant. If Landlord is unable to tender possession of the Premises to Tenant on or before the Premises Delivery Date, the Term Commencement Date shall be extended one day for each day of such delay and the Expiration Date shall be extended to end on the last day of the eighth consecutive full lease year as said term "Lease Year" is hereinafter defined. In the event Landlord is unable to deliver possession of the Premises due to delays caused by the acts or omissions of Tenant said Term Commencement Date and Rent Commencement Date shall not be extended as set forth herein. In the event Landlord is unable to deliver possession of the Initial Premises within sixty
(60) days after the Premises Delivery Date for the Initial Premises, then Tenant may terminate this Lease. Except as set forth above, no failure to tender possession of the Initial Premises to Tenant on or before the Premises Delivery Date for the Initial Premises shall in any way affect any other obligations of Tenant hereunder. Tenant's acceptance of possession of the Premises upon Landlord's tender thereof shall constitute Tenant's acknowledgment that the Premises are in good order and satisfactory condition; provided, if there are any improvements to be constructed by Landlord within the Premises pursuant to
Section 10.01, Tenant may provide to Landlord at the time of tender of possession, and Tenant's possession shall be subject to, a written punch-list for any such incomplete or unfinished improvements.

      Section 3.02. Lease Year Defined. The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Term Commencement Date if the Term Commencement Date shall occur on the first day of a calendar month; if not, then the first Lease Year shall commence upon the first day of the calendar month next following the Term Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

      Section 3.03. Option Term.

      (a) Subject to the conditions set forth in subparagraph (b) below, Tenant is granted two (2) options to renew this Lease for additional renewal periods of four (4) years each. The "First Renewal Term" shall commence on the date following the Expiration Date of the Initial Term and shall extend for a period of four (4) years. The "Second Renewal Term" shall commence on the date following the Expiration Date of the First Renewal Term and shall extend for a period of four (4) years. Said options to renew this Lease shall be on the same terms, conditions, provisions and covenants as are set forth herein, except as specifically set forth hereinafter:

            (i) Annual Base Rent during the First Renewal Term shall be $463,790.00 ($19.00 per rentable square foot). The Monthly Base Rent during the First Renewal Term shall be $38,649.17. The Base Year shall remain the same for the First Renewal Term.

            (ii)Annual Base Rent during the Second Renewal Term shall be $488,200.00 ($20.00 per rentable square foot). The Monthly Base Rent during the Second Renewal Term shall be $40,683.33. The Base Year shall remain the same for the Second Renewal Term.

      (b) The renewal terms set forth herein shall be conditioned upon and subject to each of the following: (i) Tenant shall notify Landlord in writing of Tenant's exercise of the First Renewal Term no earlier than twelve (12) months and no later than six (6) months prior to the expiration of the Initial Term and shall notify Landlord in writing of Tenant's exercise of the Second Renewal Term no earlier than twelve (12) months and no later than six (6) months prior to the expiration of the First Renewal Term; (ii) at the time Landlord receives Tenant's notice as provided in subparagraph (b)(i) above and at the scheduled commencement of the renewal term no Event of Default shall exist under this Lease.

      (c) This options to renew shall be deemed personal to Tenant named herein and may not be exercised by any permitted assignee or subtenant hereunder, except an Affiliate of Tenant as set forth in Section 12.01.

      (d) Landlord shall have no obligation to improve or perform any work on or to the Premises or otherwise provide or contribute any tenant improvement allowance as a result of the exercise of Tenant's options to renew.

      Section 3.04. Termination Option.

      (a) Tenant shall have an option (the "Termination Option") to terminate the Lease effective as of the last day of the fifth year of the Term of this Lease (the "Termination Date"). The Termination Option is granted subject to the following terms and conditions: (i) Tenant shall give Landlord written notice of Tenant's election to exercise the Termination Option and of the applicable Termination Date, which notice is given not later than nine (9) months prior to such Termination Date; (ii) no Event of Default has occurred under the Lease either on the date that Tenant exercises the Termination Option or on the Termination Date; and (iii) Tenant shall pay to Landlord, concurrently with Tenant's exercise of the Termination Option, a lease termination fee of an amount equal to (1) the unamortized brokerage fees paid in connection with the execution of this Lease, plus (2) the unamortized cost of the Initial Improvements as set forth in Section 10.01 of this Lease, plus (3) nine (9) months Base Monthly Rent (the "Fee").

      (b) If Tenant timely and properly exercises the Termination Option, then:
(i) the Lease shall terminate effective as of the Termination Date and Rent shall be paid through the Termination Date (in addition to payment by Tenant of the Fee); and (ii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required pursuant to the Lease.

      (c) The Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the termination of Tenant's right to possession of all or any part of the Premises pursuant to the terms of the Lease; (ii) the assignment of the Lease by Tenant, in whole or in part, except to an Affiliate as defined in Section 12.01; (iii) the sublease by Tenant of all or any part of the Premises, except to an Affiliate as defined in Section 12.01; or (iv) the failure of Tenant to timely or properly exercise the Termination Option.

                             ARTICLE IV - BASE RENT

      Section 4.01. Base Rent. Tenant shall pay to Landlord for the use of the Premises (in addition to the Adjustment Rent as described in Article VI below) an Annual Base Rent in an amount specified in Article I, payable without notice or demand in equal monthly installments in advance, beginning on the Term Commencement Date and on the first day of each calendar month thereafter during the Term in the amount of the Monthly Base Rent specified in Article I; provided, however, that so long as no Event of Default occurs, Tenant shall not be obligated to make any payments of Monthly Base Rent until the later of: a) Rent Commencement Date specified in Article I; or b) the date Landlord delivers possession of the Initial Premises, at which time Tenant's obligation to pay Monthly Base Rent shall commence.

      Section 4.02. Payment. All payments required to be made by Tenant under this Lease shall be in lawful money of the United States of America and shall be made without any set off, deduction or counterclaim whatsoever and shall be made payable to and delivered to Landlord at the office of Landlord or such other place as Landlord may designate. Notwithstanding the foregoing, Landlord, in its sole discretion, may require all payments made by Tenant under this Lease to be made through a debit payment entry or other electronic transfer directly to a demand deposit account designated by Landlord.

      Section 4.03. Partial Months. If the Rent Commencement Date is a day other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, then the Monthly Base Rent for such fractional months shall be prorated on the basis of the number of days elapsed in the subject month.

                      ARTICLE V - DIRECT EXPENSES AND TAXES

      Section 5.01. Definition of Direct Expenses. "Direct Expenses" as used herein shall include all costs, charges, expenses and disbursements of every kind, nature and character incurred in the course of ownership, management, administration, operation, repair, replacement, security and maintenance of the Building, the Premises, the Common Areas, the areas adjacent thereto, and all related improvements and appurtenances thereto, including, without limitation:

      (a) Wages, salaries and other compensation, expenses, benefits, and other sums payable, as well as any adjustment thereto, for employees, independent contractors and agents of Landlord.

      (b) Costs and payments of service, maintenance, repair, replacement and inspection for the following: landscaping, lawns, trees, shrubbery, janitorial, windows, window cleaning, rubbish removal, exterminating, Parking Areas and drives, elevator, escalator, life and safety, security, plumbing, telecommunication, electrical and mechanical equipment (including, but not limited to HVAC) or installations and the costs of purchasing or renting all such additional mechanical installations and equipment, service contacts, painting, exterior waterproofing and caulking, wall covering, carpeting, bathroom repairs and modernization, building identification signs (except those relating to a specific tenant), roof maintenance, repair and replacement, equipment, supplies, tools, materials and uniforms.

      (c) Premiums and other charges for insurance, including without limitation, all risk, earthquake, public liability, property damage and workers' compensation insurance, cost of insurance deductibles and charges, and such other insurance coverage in such amounts as Landlord, in its sole discretion, shall elect to maintain.

      (d) Costs of electricity, water, gas, steam, sewer and other utility services.

      (e) Sales, use and excise taxes on goods and services purchased or furnished by Landlord.

      (f) License, permit, testing and inspection costs and fees.

      (g) Attorneys', accountants' and consultants' fees.

      (h) Fees for local civic organizations and dues for professional and trade associations, including without limitation, any amount paid to local civic groups for the betterment of the neighborhood in which the Complex is located.

      (i) Fees for management and accounting services and costs incidental thereto, whether provided by an independent management company, Landlord, or an affiliate of Landlord. Said management fee shall not exceed an amount equal to the management fees customarily charged in the Des Moines, Iowa suburban market.

      (j) The costs of any improvements, equipment or devices installed or paid for by Landlord in order to conform with any laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction or of the Board of Fire Underwriters or similar insurance body.

      (k) The costs of any improvements (including improvements required by law), equipment or devices installed or paid for by Landlord and reasonably intended to effect a labor saving, energy saving measure or to effect other economies in the operation or maintenance of the Complex. Such costs shall be amortized over the shorter of the useful life of the improvements, or the period over which the labor or energy saving costs equal the improvement cost. In addition such costs shall not exceed the savings achieved from such improvements.

      (l) "Direct Expenses" shall not include: expenses for repairs, replacements, and general maintenance paid by proceeds from insurance or by Tenant or other third parties; alterations attributable solely to Tenants of the Building other than Tenant; principal and interest payments made by Landlord on mortgages on the Building; depreciation; and leasing commissions.

      Direct Expenses shall specifically exclude the following:

      1.    Advertising or real estate broker's commissions;

      2. Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, or prospective tenants;

      3. Expenses incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants;

      4. Except as set forth in Section 5.01 subparagraphs (j) and (k) of this Lease, any expenses that are considered to be capital expenses shall be excluded from Direct Expenses. Capital expenses are more specifically defined as (a) costs incurred in connection with the original construction of the Building or with any major changes to same, including but not limited to, additions or deletions of corridor extensions, renovations and improvements of the common areas beyond the costs caused by normal wear and tear and upgrades or replacements of major Building systems; (b) costs of correcting defects (including latent defects), including any allowances for same, in the construction of the Building or its related facilities;
            (c) costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants in the Building or other space leased or held for lease in the Building.

      5. Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;

      6. Interests on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease;

      7.    Cost of refinancing any present or future mortgage

      8. Costs and expenses incurred by Landlord to remove, enclose or encapsulate any asbestos or hazardous materials or wastes which were not brought onto the Premises by Tenant;

      9. Attorneys' fees and disbursements and other costs in connection with any judgment, settlement or arbitration resulting from any tort liability on the part of Landlord and the amount of such settlement or judgment;

      10.   Charitable and political contributions made by Landlord;

      11. Salaries of employees above the level of building superintendent or an equivalent position;

      12. Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority.

      (m) "Prime Rate" shall mean the base rate (or its equivalent) of interest announced publicly in New York, New York from time to time by Citibank, N.A. (or if Citibank, N.A. ceases to exist, the largest bank headquartered in the State of New York), but in no event in excess of the maximum rate of interest permitted by law.

      Section 5.02. Taxes. "Taxes" as used herein shall include all taxes, assessments and charges (including costs and expenses (including without limitation, legal fees and disbursements) of contesting the amount or validity thereof by appropriate administrative or legal proceedings) levied upon or with respect to the Building or any personal property of Landlord, or Landlord's interest in the Building or such personal property, including without limitation, all real property taxes and general and special assessments; charges, fees, levies or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service payments in lieu of taxes; and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of Iowa, or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. If the Building is taxed to the Landlord as a larger parcel, Landlord may allocate such tax among all the Buildings.

      Section 5.03. Additional Taxes. In addition to the Monthly Base Rent, Adjustment Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord, whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon, or measured by, any rent or other amounts payable hereunder, including, without limitation, any gross income tax, gross receipts tax or excise tax levied by the City of West Des Moines, State of Iowa, the federal government of the United States or any other governmental body with respect to the receipt of such rent or other amounts; (c) upon, or with respect to, the possession, leasing, operation, management, maintenance, alteration, repair, restoration, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

Notwithstanding anything contained in this Article to the contrary, Taxes shall not include any federal and state taxes on income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes.

                          ARTICLE VI - ADJUSTMENT RENT

      Section 6.01. Adjustment Rent. Tenant shall pay to Landlord (in addition to the Annual Base Rent, as described in Article IV above) an amount equal to Tenant's Proportionate Share of (a) the increase in Direct Expenses for any calendar year over the Direct Expenses for the Base Year, and (b) the increase in Taxes for any calendar year over the Taxes for the Base Year (collectively the "Adjustment Rent"). Prior to each calendar year, Landlord shall estimate the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth (1/12th) of such estimate on the first day of each month during such year with Tenant's payment of the Monthly Base Rent. Such estimate may be revised by Landlord not more than once per calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Direct Expenses and Taxes for such calendar year and a statement in the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of estimated Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall, provided Tenant is not then in default hereunder beyond any applicable grace and notice periods, apply such excess as a credit against Tenant's other payment obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, in either case without interest to Tenant. In the event Landlord shall fail to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate. Notwithstanding the foregoing, Landlord's obligation to credit Tenant's account pursuant to this Section 6.01 shall be conditional upon Tenant having first paid all of its monthly installments toward Tenant's Share of the estimated Direct Expenses and Taxes pursuant to this Section.

      Section 6.02. Occupancy. If during all or any portion of any year (including the Base Year) the Building is not at least ninety-five percent (95%) rented and occupied, Landlord shall make an appropriate adjustment of Direct Expenses and Taxes for such year to determine the Direct Expenses and Taxes that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied for the entire year and the amount so determined shall be deemed to be the Direct Expenses and Taxes for such year. Notwithstanding the foregoing, (a) only those components of Direct Expenses that are affected by variations in occupancy levels in the Building shall be adjusted pursuant to this clause, and (b) the Direct Expenses collected from tenants shall never exceed the actual costs incurred by Landlord for the Direct Expenses

      Section 6.03. Review. Tenant shall have the right, at its cost, upon reasonable prior written notice to Landlord, to inspect Landlord's accounting records relative to Direct Expenses and Taxes during normal business hours at Landlord's offices in Omaha, Nebraska, at any time within ninety (90) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such ninety (90) day period, such statement shall be considered as final and accepted by Tenant.

      Section 6.04. Survival. In the event of the termination of this Lease prior to any determination of Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums shall survive the termination of this Lease.

                         ARTICLE VII - SECURITY DEPOSIT

      This Article has been intentionally omitted.

                               ARTICLE VIII - USE

      Section 8.01. General. The Premises shall be used only for the Use specified in Article I and for no other use or purpose.

      Section 8.02. No Nuisance or Waste. Tenant shall not do or permit anything to be done in, or about the Premises which will in any way obstruct or interfere with the rights of Landlord and other tenants or occupants or invitees of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Building or the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Building or the Premises.

      Section 8.03. No Illegal Use. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated or which conflicts with any certificate of occupancy for the Building or is prohibited by the Rules and Regulations attached hereto as Exhibit "B" (the "Rules and Regulations"). Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of applicable insurance upon the Building or any of its contents, and Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations, and requirements now in force or which may hereafter be in force, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting Tenant's use or occupancy of the Premises.

      Section 8.04. Alterations to Common Areas. If changes or alterations are made by Landlord to any portion of the Building, including, without limitation, the Common Areas, Landlord shall not thereby be subject to any liability nor shall Tenant be entitled to any compensation or any reduction or abatement of rent and such changes or alterations shall not be deemed to be a constructive or actual eviction or a breach of Landlord's covenant of quiet enjoyment. In the event of any such changes or alterations, Landlord agrees to use reasonable good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.

      Section 8.05. Hazardous Substances. In the event Tenant knows, or has reasonable cause to believe, that any release by Tenant of a hazardous substance has come to be located on, within or beneath the Premises or the Building, Tenant shall give written notice of such condition to Landlord and Tenant shall comply with all statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to any such hazardous substances.

                       ARTICLE IX - SERVICES AND UTILITIES

      Section 9.01. General. During the Term Landlord shall:

      (a) Operate or cause the operation of the heating, ventilating and air conditioning ("HVAC") system serving the Premises from 8:00 a.m. to 7:30 p.m., Monday through Friday (Saturday from 8:00 a.m. to 1:00 p.m.), except for state and national holidays which are customarily observed in the West Des Moines, Iowa metropolitan area ("Ordinary Business Hours") at temperatures reasonably determined by Landlord to be consistent with other comparable office buildings in the West Des Moines, Iowa metropolitan area, subject to any governmental, municipal or public utility rules or regulations. Any HVAC provided by Landlord to Tenant during other than Ordinary Business Hours shall be furnished only upon the prior request of Tenant delivered before 5:00 p.m. on the preceding business day and Tenant shall pay Landlord's then customary charges for such services. Tenant shall also be responsible for and shall pay Landlord any additional costs (including, without limitation, the costs of installation of additional HVAC equipment, if required by Landlord) incurred because of the failure of the HVAC system to perform its function due to (i) arrangement of partitioning in the Premises or changes or alterations thereto, or (ii) from occupancy of the Premises exceeding one person per two hundred (200) square feet of Rentable Area, or (iii) from failure of Tenant after notice from Landlord to keep all HVAC vents within the Premises free of obstruction. Tenant at all times agrees to cooperate fully with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. Landlord, its contractors and agents throughout the Term, shall have free access to any and all mechanical installations of Landlord or Tenant, including, but not limited to, air-cooling, fan, ventilating and machine rooms and electrical and telephone closets; and Tenant agrees there shall be no construction of partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing such installations. Tenant further agrees that neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect such mechanical installations.

      (b) Subject to any governmental, municipal or public utility rules or regulations and to the Rules and Regulations, furnish electricity for normal lighting and fractional horsepower office machines, the cost of which shall be included in Direct Expenses. Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity used above that usually furnished or supplied for the use of the Premises as general office space; nor connect any apparatus or device with electric current lines except through existing electrical outlets in the Premises. If Tenant desires to use electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall request the same from Landlord in writing. If such request is granted, Landlord may cause an electrical current meter to be installed in the Premises to measure the amount of electric current consumed. Tenant agrees to pay promptly upon demand therefor from Landlord, the cost of any such meter and of the installation, maintenance and repair thereof, and the charges for all electric current consumed as shown by said meters in excess of the amount consumed in connection with the use of the Premises as general office space, at the rates charged for such services by the utility furnishing the same, plus any additional expense incurred in keeping account of the electric current so consumed. If a separate meter is not installed, Tenant agrees to pay the cost for such excess electric current as established by an estimate of the amount of such excess use made by a utility company or electrical engineer selected by Landlord.

      (c) Provide access to water in the lavatories in the Building and operate, maintain, clean, light, heat, ventilate and/or air condition as applicable those portions of the Common Areas available for tenant usage. Tenant waives all claims against Landlord for losses due to theft or burglary, or for damages done by unauthorized persons in the Building.

      (d) Provide such janitorial service as Landlord deems appropriate, subject to access being granted to the person or persons employed or retained by Landlord to perform such work. A description of the services currently provided by Landlord is attached to this Lease as Exhibit "D." Landlord maintains the right to change or amend such services at any time during the term of this Lease, provided that Landlord does not materially change the scope of work.

      Section 9.02. Supplementary Services. Tenant shall pay Landlord, at the charges established by Landlord from time to time, for all supplementary services requested by Tenant and provided by Landlord or its agents, which charges shall be payable by Tenant within ten (10) days after receipt of Landlord's invoice. Such supplementary services may include, without limitation, maintenance, repair, janitorial, cleaning, HVAC and other services in addition to those described in section 9.01 above or otherwise provided during hours other than Ordinary Business Hours.

      Section 9.03. Interruption of Access, Use or Services. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, repairs, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labor or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, steam, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Building. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

                             ARTICLE X - ALTERATIONS

      Section 10.01 Initial Improvements Landlord or its agents shall construct the initial improvements to configure the Premises as shown on Tenant's floor plan, attached hereto as Exhibit "A," using Building standard materials (the "Initial Improvements"). The architectural plans and specifications for the Initial Improvements shall be prepared by Landlord's architect and shall be mutually approved by Landlord and Tenant. Tenant shall fully cooperate with Landlord in constructing the Initial Improvements. Notwithstanding the foregoing to the contrary, any changes requested or made in the Initial Improvements ("Change Orders") shall be at Tenant's sole cost and expense. No Change Orders will be made without the prior written consent of Landlord after written request therefor by Tenant. Landlord shall be not obligated to incorporate such Change Orders into the Initial Improvements until Tenant shall have paid Landlord's reasonable estimate of the cost of such Change Order.

      Section 10.02. Alterations. Tenant shall not make or suffer to be made any future alterations, additions or improvements (collectively "Alterations") in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld; provided, however, Landlord may withhold its consent in its sole discretion if any proposed Alterations may adversely affect the structure or safety of the Building, the electrical, plumbing, HVAC, mechanical or life safety systems of the Building. When applying for any such consent, Tenant shall comply with the requirements of Exhibit "C". If Landlord consents to the making of any Alterations, the same shall be made by Tenant at Tenant's sole cost and expense or, if Landlord and Tenant so agree, by Landlord at Tenant's sole cost and expense. Tenant's Initial Improvements and any subsequent Alterations shall be the property of Tenant.

                              ARTICLE XI - REPAIRS

      No representations, except as contained herein, have been made to Tenant respecting the condition of the Premises or the Building, and the acceptance of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are now in a tenantable and good condition. Tenant shall take good care of the Premises and shall make all repairs as and when necessary in order to preserve the Premises in good working order and condition. In addition, Tenant shall reimburse Landlord, within ten (10) days after demand, for the cost of any and all structural or nonstructural repairs, replacements or maintenance necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Landlord shall not be liable for, and there shall be no abatement of rent with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Premises, the Common Areas or the Building or in or to the fixtures, appurtenances or equipment therein. Tenant hereby waives all right to make repairs at Landlord's expense under any statute or common law and instead, all improvements, repairs and/or maintenance expenses incurred with respect to the Premises shall be at the expense of Tenant, and shall be considered as part of the consideration for leasing the Premises. All damages or injury done to the Premises by Tenant or by any person who may be in or upon the Premises with Tenant's consent or at Tenant's invitation, shall be repaired with material of equal or better quality than the then existing installation of Building Standard materials and Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as when accepted by Tenant, reasonable wear and tear excepted.

                     ARTICLE XII - ASSIGNMENT AND SUBLETTING

      Section 12.01. General. Tenant shall not, without the prior written consent of Landlord: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise); or (c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Subject to the provisions of this Lease and this Article, Landlord shall not withhold its consent to a proposed assignment or sublease so long as no Event of Default (as hereinafter defined) then exists, the use of the Premises by the proposed assignee or sublessee would be permitted under Section 8.01 hereof, and the proposed assignee or sublessee is of good business reputation and of sound financial condition, as solely determined by Landlord. Tenant acknowledges, however, that one or more existing or future mortgagees of a Mortgage (as hereinafter defined) affecting the Premises may have the right to approve any such assignment, sublease or other transfer, before Tenant may carry it out, and that, whenever such is the case, Landlord shall withhold its consent to the assignment, sublease or other transfer if any such mortgagee withholds its consent thereto. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute an Event of Default. The acceptance of any Monthly Base Rent or other payments by Landlord from a proposed transferee shall not constitute consent to such assignment or sublease by Landlord or a recognition of any transferee, or a waiver by Landlord of any failure of Tenant or such other transferor to comply with the provisions of this Article XII.

Notwithstanding the foregoing, Tenant may at any time assign this lease or sublet all or a portion of the Premises to an Affiliate of Tenant (as defined herein) without the consent of Landlord and without triggering any recapture right of Landlord. As used herein "Affiliate" shall mean any corporation, partnership or other business entity which controls, is controlled by or is under common control with Tenant or which acquires substantially all of the assets or stock of Tenant or which survives a merger with Tenant. No such assignment or subletting shall release or discharge Tenant from its obligations under the lease.

      Section 12.02. Notice and Procedure. If at any time during the Term, Tenant desires to assign or sublet all or any part of the Premises, then at least thirty (30) days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the assignment or subletting to be effective (the "Transfer Date"), Tenant shall give Landlord a notice (the "Transfer Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including financial statements and references) concerning the character of the proposed assignee or sublessee, a detailed description of the space proposed to be assigned or sublet, which must be a single, self-contained unit of not less than 1,000 rentable square feet (the "Space"), any rights of the proposed assignee or sublessee to use Tenant's improvements and the like, the Transfer Date, the proposed use for the Space, the term and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. If Landlord requests additional detail, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail. Landlord shall have the option, exercisable by giving notice to Tenant at any time within twenty (20) days after Landlord's receipt of the Transfer Notice, in the case of an assignment or sublease, to terminate this Lease as to the Space as of the date (the "Termination Date") set forth in Landlord's notice, in which event Tenant shall be relieved of all further obligations hereunder as to the Space as of the Termination Date. No failure of Landlord to exercise such option with respect to the Space shall be deemed to be Landlord's consent to the assignment or subletting of all or any portion of the Space. If Landlord does not exercise such option, Tenant shall be free to assign or sublet the Space to any entity or person upon receipt of Landlord's prior written consent, but only if Tenant's proposed assignment or sublease complies with the terms and provisions of this
Article XII and each of the following conditions:

      (a) no Event of Default then exists under this Lease;

      (b) the assignment or sublease shall be on the same terms set forth in the Transfer Notice given to Landlord;

      (c) no assignment or sublease shall be valid, and no assignee or sublessee shall take possession of the Space, until an executed counterpart of the assignment or sublease has been delivered to Landlord;

      (d) no assignee or sublessee shall have a right further to assign or sublet;

      (e) any proposed subletting would not result in more than two subleases of portions of the Premises being in effect at any one time during the Term;

      (f) the Monthly Base Rent (adjusted on a rentable square foot basis) shall be at or higher than the Monthly Base Rent then being agreed upon by Landlord on new leases in the Building for comparable size space for comparable terms and Tenant shall not grant greater concessions to the assignee or sublessee than is then being offered by Landlord (adjusted on a rentable square foot basis) to new tenants leasing a comparable amount of space for a comparable period of time;

      (g) no assignee or sublessee shall be an existing tenant of the Building;

      (h) no assignee or sublessee shall be a governmental entity or otherwise immune from the jurisdiction of the courts of the State of Iowa; and

      (i) fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or subletting (except reasonable leasing commissions) whether denominated rent or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated as to any sublease to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable monthly to Landlord as additional rent under this Lease, without affecting or reducing any other obligation of Tenant hereunder.

      Section 12.03. Continuing Liability of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant's obligation or alter the primary liability of Tenant, unless Landlord agrees otherwise in its sole and absolute discretion. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease. If Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any assignment or subletting, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable processing fee and reimburse Landlord for all reasonable attorneys' fees incurred in connection therewith.

      Section 12.04. Bankruptcy. If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this Section 12.04 Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth
(a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and nonappealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 12.02. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant's obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

      Section 12.05. Limitation on Remedies. Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant by this Section 12.05 waives any claim, for money damages (nor shall Tenant claim any money damages by way of set off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole and exclusive remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunctive relief or declaratory judgment.

      Section 12.06. Ownership Information. Upon Landlord's request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant's chief operating officer, which shall provide the following information:
(1) the state in which Tenant is incorporated; (2) the location of Tenant's principal place of business; (3) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (3) any other information regarding Tenant's ownership interest that Landlord reasonably requests.

                         ARTICLE XIII - INDEMNIFICATION

      Section 13.01. Waiver of Liability. Neither Landlord nor any of the Parties (as hereinafter defined) nor any Superior Lessor (as hereinafter defined) or mortgagee of any Mortgage (collectively the "Indemnitees") shall be liable or responsible in any way for, and Tenant hereby waives all claims against the Indemnitees with respect to or arising out of any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any employee, licensee, invitee, guest, agent or customer of Tenant or any other person, from any causes whatsoever, or for any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, guests or any other person other than by reason of the gross negligence or willful misconduct of the Indemnitees, their employees or agents. Without limiting the generality of the foregoing, none of the Indemnitees shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. Neither Landlord's Agent nor any partners comprising Landlord, nor any shareholders, directors or officers of Landlord or Landlord's Agent (collectively the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

      Section 13.02. Indemnity.

      (a) Tenant shall hold the Indemnitees harmless and defend the Indemnitees from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person: (a) occurring in, on, or about the Premises, or any part thereof, arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of the Indemnitees, their employees or agents; and (b) occurring in, on, or about any part of the Building or the areas adjacent thereto other than the Premises, when such damage, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of Tenant, its agents, servants, employees, invitees or licensees. The provisions of this Article shall survive the termination of this Lease with respect to any damage, injury, illness or death occurring prior to such termination. References herein to the Indemnitees shall include their respective agents and employees.

      (b) Landlord shall hold the Tenant harmless and defend the Tenant from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person: (a) occurring in, on, or about the Building or the areas adjacent thereto other than the Premises, or any part thereof, arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of the Tenant, their employees or agents; and (b) occurring in, on, or about any part of the Premises, when such damage, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees or licensees. The provisions of this Article shall survive the termination of this Lease with respect to any damage, injury, illness or death occurring prior to such termination. References herein to the Tenant shall include their respective agents and employees.

                       ARTICLE XIV - DESTRUCTION OR DAMAGE

      In the event of a fire or other casualty in the Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall apply to fire or other casualty occurring in the Premises and/or the Building:

      (a) If the damage is limited solely to the Premises and the Premises can be made tenantable with all damage substantially repaired within five (5) months from the date of damage or destruction, then Landlord shall be obligated to rebuild the same and shall proceed diligently to do so; provided, however, that Landlord shall have no obligation to repair or restore the initial Improvements or Alterations in the Premises (whether installed by Tenant or by Landlord) except to the extent that Landlord has received insurance proceeds from either Landlord's or Tenant's casualty insurer sufficient for such purposes and for all other restoration and repair purposes or unless Tenant pays all costs and expenses related to the reconstruction of uninsured or underinsured Initial Improvements or Alterations.

      (b) If portions of the Building outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and the Premises and the Building can both be made tenantable with all damage substantially repaired within nine (9) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, Landlord shall be obligated to do so; provided, however, that Landlord shall have no obligation to repair or restore Initial Improvements or Alterations in the Premises except to the extent that Landlord has received insurance proceeds from either Landlord's or Tenant's casualty insurer sufficient for such purposes and for all other restoration and repair purposes or unless Tenant pays all costs and expenses related to the reconstruction of uninsured or underinsured Initial Improvements or Alterations.

      (c) If neither clause (a) nor (b) above applies, Landlord shall notify Tenant within sixty (60) days after the date such damage or destruction is adjusted by Landlord and Landlord's casualty insurer and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice.

      (d) During any period when the Premises, as a result of destruction or damage, are unusable and are actually unused by Tenant, Monthly Base Rent shall abate proportionately until such time as the Premises are made tenantable. There shall be no abatement of Monthly Base Rent attributable to the time period following the repair of damage to the Premises by the Landlord where the Premises would have been otherwise reasonably deemed available for Tenant's occupancy, except for reconstruction of the Initial Improvements or Alterations where such reconstruction did not or has not occurred because of the failure of Tenant to pay to Landlord, or cause to be paid to Landlord, prior to the commencement of the anticipated repairs and reconstruction, an amount sufficient to pay for the cost of the anticipated repair and/or reconstruction or because of any other delays caused by Tenant.

      (e) The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, insured by Landlord, shall belong to and be paid to Landlord subject to the rights of any Superior Lessor or any mortgagee of any Mortgage which constitutes an encumbrance.

      (f) Notwithstanding anything contained in this Article XIV, Landlord shall have no obligation to rebuild the Premises or the Building in the event any Superior Lessor or any mortgagee of any Mortgage shall retain, and not make available to Landlord, the proceeds from any insurance or in the event the damage or destruction of the Premises or the Building occurs during the last year of the Term (excluding any unexercised options, if applicable).

                       ARTICLE XV - WAIVER OF SUBROGATION

      Tenant and Landlord agree that insurance required to be carried by either of them against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its rights to subrogation against the other party, its agents, officers and employees for any loss or damage to its property or to the property of others covered by insurance.

                       ARTICLE XVI - RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the Rules and Regulations and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, all of which are hereby incorporated herein by this reference. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building or Building of any of the Rules and Regulations.

                        ARTICLE XVII - ENTRY BY LANDLORD

      Section 17.01. Entry to the Premises. Landlord, its agents, contractors or employees may enter the Premises to: (a) inspect the same; (b) exhibit the same to Superior Lessors, prospective purchasers, lenders or, during the last six (6) months of the Term, tenants; (c) determine whether Tenant is complying with all of its obligations hereunder; (d) supply janitorial service and any other service to be provided by Landlord to Tenant hereunder or to any other tenant of the Building; (e) post notices of nonresponsibility; and (f) make repairs required of Landlord under the terms hereof for which Landlord deems necessary or desirable or to make repairs to any adjoining space or utility services or to make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas agreed upon in writing by Tenant and Landlord). Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises, and no entry to the Premises obtained by Landlord by any of such means shall under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

      Section 17.02. Alterations to Building. Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building or the Complex is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or Premises or (b) reduce the Rentable Area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

                             ARTICLE XVIII - DEFAULT

      Section 18.01. Events of Default. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events (each, an "Event of Default") shall constitute a breach of this Lease by Tenant: (a) failure by Tenant to pay any Monthly Base Rent or Adjustment Rent as the same becomes due and payable if such failure continues for more than ten (10) days after written notice thereof from Landlord; (b) failure by Tenant to pay any other sum when and as the same becomes due and payable if such failure continues for more than ten (10) days after written notice thereof from Landlord; (c) failure by Tenant to perform or observe any other obligations of Tenant hereunder, or to comply with the Rules and Regulations, if such failure continues for more than twenty (20) days after written notice thereof from Landlord (unless such failure cannot reasonably be cured within such twenty (20) day period and Tenant shall within such period commence and diligently pursue the curing of such failure); (d) the making by Tenant of a general assignment for the benefit of creditors, or the admission of its inability to pay its debts as they become due or the filing of a petition, case or proceeding in bankruptcy, or the adjudication of Tenant bankrupt or insolvent, or the filing of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing of an answer admitting or failing reasonably to contest the material allegations of a petition filed against it in any such proceeding, or the seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

      Section 18.02. Landlord's Remedies. (a) Upon the occurrence of an Event of Default, Landlord may elect to terminate this Lease, or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law.

      (b) If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent (as hereinafter defined), Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

      (c) If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus the aggregate expenses of reletting the Premises, exceeds the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value using a discount rate of four percent (4%) per annum.

      Section 18.03. Rent Computation. For purposes of computing the rent which would have accrued from the date of termination through the Expiration Date, Rent shall consist of the sum of:

      (a) the total Monthly Base Rent for the balance of the Term; plus

      (b) recapture of the prorated portion (over the initial Term) of any construction allowance, lease commission or fee paid by Landlord to Tenant or on Tenant's behalf (or to Tenant or any affiliate of Tenant), or any free rent period (granted to Tenant or any affiliate of Tenant) or other fees that were left unpaid by Tenant or any affiliate of Tenant; plus

      (c) the Adjustment Rent for the balance of the Term. For purposes of computing Direct Expenses the Direct Expenses for the calendar year of the default and each future calendar year in the Term shall be assumed to be equal to the Direct Expenses for the calendar year prior to the year in which default occurs compounded at a rate equal to the mean average rate of inflation for the three (3) calendar years preceding the calendar year of the default, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, All Items, 1982-84=100). If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

      Section 18.04. Interest. Every installment of rent and every other payment due hereunder from Tenant to Landlord not paid within ten (10) days of the date when due shall bear interest at the rate of four percent (4%) over the Prime Rate, or at the highest rate legally permitted, whichever is less, from the date that the same became due and payable until paid, whether or not demand be made therefor.

      Section 18.05. Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of Monthly Base Rent or Adjustment Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by an encumbrance covering the Premises. Therefore, if any installment of Monthly Base Rent or Adjustment Rent due from Tenant is not received by Landlord within ten (10) days of the date when due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such delinquent amount. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

      Section 18.06. Lease Continues Until Termination. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate this Lease under Section 18.02 and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

      Section 18.07. Remedies Cumulative. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

      Section 18.08. Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being disposed or ejected from the Premises.

                 ARTICLE XIX - LANDLORD'S RIGHT TO CURE DEFAULTS

      All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant's sole cost and expense. If Tenant shall fail to perform any of its obligations hereunder, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, perform any such obligations on Tenant's behalf. All sums so paid by Landlord and all costs incurred by Landlord in performing Tenant's obligations shall be deemed additional rent hereunder and shall be paid to Landlord on demand.

                          ARTICLE XX - ATTORNEYS' FEES

      In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court costs and the fees of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) to the extent permitted by law.

                           ARTICLE XXI - HOLDING OVER

      If Tenant shall remain in possession after the expiration or sooner termination of this Lease with Landlord's consent (which Landlord may withhold in its sole and absolute discretion), all of the terms, covenants and agreements hereof shall continue to apply and bind Tenant so long as Tenant shall remain in possession insofar as the same are applicable; provided, however, the Monthly Base Rent shall be one hundred fifty percent (150%) of the Monthly Base Rent payable for the last month of the Term, prorated on a daily basis for each day that Tenant remains in possession. Tenant shall indemnify Landlord and Landlord's Agent against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant. If Tenant remains in possession with Landlord's written consent, such tenancy shall be from month to month, terminable by either party on not less than thirty (30) days written notice.

                              ARTICLE XXII - WAIVER

      The failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained or in the Rules and Regulations shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                         ARTICLE XXIII - EMINENT DOMAIN

      Section 23.01. Taking of Premises. If all or any part of the Premises shall be taken by any public or quasi public authority as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after the date of such taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall, in Landlord's judgment, be of such extent and nature as substantially to handicap, impede and impair Tenant's use of the balance of the Premises. If a material part of the Common Areas or the Building is condemned or taken or if substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be necessary or desirable as a result of such condemnation or taking, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the date of taking.

      Section 23.02. Condemnation Award. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, and any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Base Rent thereafter to be paid shall be equitably reduced by Landlord.

      Section 23.03. Temporary Taking. If all of the Premises shall be condemned or taken for governmental occupancy for a period of more than twelve (12) months, this Lease shall terminate as of the date of taking and Landlord shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith. If all or any part of the Premises shall be taken by any public or quasi-public authority on a temporary basis for a period of twelve
(12) months or less, this Lease shall remain in full force and effect. Tenant's rent hereunder shall be abated for the period of the temporary taking and Landlord shall be entitled to any and all compensation, damages, income, rent, awards and interest in connection therewith.

                         ARTICLE XXIV - SALE BY LANDLORD

      In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the agreements, obligations covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. In addition, Tenant's right of recovery as to any pre-existing agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant shall be expressly limited to the net cash proceeds of sale actually received by Landlord, if any. This Lease shall not be affected by any such sale, however, and Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Lease.

                           ARTICLE XXV - SUBORDINATION

      Section 25.01. Subordination of this Lease. Unless Landlord or any lender holding a lien which affects the Premises elects otherwise, this Lease shall be subject and subordinated at all times to: (a) all ground or underlying leases which now or hereafter may affect the Building (a "Superior Lease"), and (b) the lien of all mortgages and deeds of trust (a "Mortgage") in any amount or amounts whatsoever now or hereafter placed on or against the Building, on or against Landlord's interest or estate therein, and on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing: (i) in the event of termination for any reason whatsoever of any such Superior Lease, Tenant shall, if requested, attorn to the landlord of any such Superior Lease (the "Superior Lessor"), or, if requested, enter into a new lease for the balance of the original or extended Term then remaining, upon the same terms and provisions as are contained in this Lease; (ii) in the event of a foreclosure of any such Mortgage or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, or the giving of any deed in lieu of such foreclosure, Tenant shall, if requested, attorn to the purchaser at such foreclosure sale or other action or proceeding, or to the grantee under any such deed given in lieu of foreclosure, or, if requested, enter into a new lease with such successor to Landlord's interest for the balance of the original or extended Term then remaining upon the same terms and provisions as are in this Lease contained (it being understood, however, that no such successor to Landlord's interest shall be bound by any payment of rent or any other charges under this Lease, other than security deposits, made more than one (1) month in advance, or by any amendment to or modification of this Lease made without such successor's consent); and (iii) Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such deed, to such Superior Leases, and to the lien of any such Mortgages as may reasonably be required by Landlord. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be required by any lender to effectuate any subordination. If Tenant fails to execute and deliver any documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney in fact to execute and deliver such documents or instruments.

      Section 25.02. Subordination of Mortgage. Notwithstanding anything to the contrary set forth above, any mortgagee under any Mortgage may at any time subordinate its Mortgage to this Lease in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth in such document and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such Mortgage shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the Mortgage.

                            ARTICLE XXVI - NO MERGER

      The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger unless Landlord shall elect otherwise.

                      ARTICLE XXVII - SURRENDER OF PREMISES

      At the end of the Term or upon sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with Initial Improvements and Alterations, by whomsoever made, in the same condition as received, or first installed, reasonable wear and tear excepted. Tenant may, upon the termination of this Lease, remove all movable partitions of less than full height from floor to ceiling, as well as other trade fixtures installed by Tenant, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord. Notwithstanding the foregoing, Tenant, at its cost, shall remove any or all improvements or alterations designated by Landlord at the time of installation of such improvements or alterations. Tenant shall, at the sole expense of Tenant, remove all cabling which has been installed by or on account of the Tenant.

                      ARTICLE XXVIII - ESTOPPEL CERTIFICATE

      At any time and from time to time, but in no event on less than ten (10) days prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (b) the commencement and expiration dates of this Lease; (c) whether there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same) (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (e) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (f) the date, if any, to which rent and other sums payable hereunder have been paid; (g) that Tenant is not in default under the Lease nor does any event exist which, with the passage of time or the giving of notice or both would constitute an Event of Default (except as to defaults specified in the certificate); (h) the amount of any security deposit and prepaid rent; and
(i) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any Mortgage affecting the Building. If Tenant fails to deliver the executed certificate within ten (10) days after receipt thereof by Tenant, Tenant irrevocably constitutes and appoints Landlord as its special attorney in fact to execute and deliver the certificate to any third party.

                  ARTICLE XXIX - NO LIGHT, AIR OR VIEW EASEMENT

      Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

                              ARTICLE XXX - NOTICES

      All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, sent by prepaid air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, at the addresses set forth in Article I or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the business day after dispatch if sent by air courier, or on the third business day after posting if sent by mail.

                      ARTICLE XXXI - RELOCATION OF PREMISES

      Landlord shall have the option to relocate Tenant to alternative space in the Building, which alternative space shall be of comparable size to or larger than the Premises. Landlord shall give Tenant not less than ninety (90) days prior written notice of such relocation, which notice shall include the date on which Tenant shall be required to relocate or move and a description of the space to which Tenant will be relocated. Landlord shall pay all out-of-pocket costs and expenses of relocating Tenant (including the cost of preparing such comparable space for occupancy). However, if Tenant is relocated prior to occupancy and construction of the Initial Improvements, Landlord shall only be required to pay the costs otherwise agreed to be paid by Landlord under this Lease for construction of improvements to the Premises, if any, plus costs and expenses incident to changes in the Initial Improvements as a result of such relocation in excess of those which would have been borne by Tenant if there had been no relocation. In the event of such relocation, such alternative space shall for all purposes be deemed the Premises hereunder and this Lease shall continue in full force and effect without any change in the other terms or condition hereof.

                           ARTICLE XXXII - SUCCESSORS

      All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing in this Article XXXII shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provision of Article XII.

                           ARTICLE XXXIII - INSURANCE

      Section 33.01. Liability Insurance. Tenant shall obtain and keep in full force a policy of commercial general liability and property damage insurance (including automobile, personal injury, broad form contractual liability and broad form property damage) under which Tenant is named as the insured and Landlord, Landlord's Agent and any Superior Lessors and mortgagees of Mortgages (whose names shall have been furnished to Tenant) are named as additional insureds and under which the insurer agrees to indemnify and hold the Landlord, Landlord's Agent and all applicable Superior Lessors and mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon the indemnification obligations of this Lease. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than One Million Dollars ($1,000,000). The policy shall contain a cross liability endorsement and shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant's and Tenant's employees' use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. The policy shall not eliminate cross-liability and shall contain a severability of interest clause. Not more frequently than once each year, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance consultant.

      Section 33.02. Tenant's Property Insurance. Tenant at its cost shall maintain on all of its personal property, Initial Improvements (whether constructed by Landlord or Tenant), and Alterations, in, on, or about the Premises, a special cause of loss form insurance policy with theft, to the extent of at least full replacement value without any deduction for depreciation. The proceeds from any such policy shall be used by Tenant for the replacement of such personal property or the restoration of such Initial Improvements or Alterations. The "full replacement value" of the improvements to be insured shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not less frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

      Section 33.03. Worker's Compensation Insurance. Tenant shall maintain Worker's Compensation and Employer's Liability insurance as required by law.

      Section 33.04. Other Coverage. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time.

      Section 33.05. Insurance Criteria. All the insurance required under this Lease shall:

      (a) be issued by an insurance company with an A.M. Best Rating of A- or better;

      (b) be issued as a primary policy;

      (c) contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy; and

      (d) with respect to property loss or damage by fire or other casualty, a waiver of subrogation must be obtained, as required by Article XV.

      Section 33.06. Evidence of Coverage. A duplicate original policy, or a certificate of the policy with the actual policy attached, together with evidence of payment of premiums, shall be deposited with Landlord on the Term Commencement Date.

                             ARTICLE XXXIV - SIGNAGE

      Landlord may maintain in the lobby of the Building a directory containing the names of Tenant and other tenants of the Building. If so maintained by Landlord, Tenant shall be entitled, at no additional cost, to initially list on such directory its name and that of its employees and permitted subtenants as Tenant desires, provided, the number of names so listed shall be in the same proportion to all names listed on such directory as the Rentable Area of the Premises bears to the Rentable Area of all tenants who are included in the directory. If Tenant requests Landlord to make any revisions or substitutions to the names initially included within any lobby directory, Landlord shall be entitled to charge Tenant, on a nondiscriminatory basis, its standard reprogramming or relettering fee.

      Tenant shall be permitted, at the sole expense of Tenant, to erect signage on the Building. A drawing of Tenant's proposed signage for the Building is attached hereto as Exhibit "E." Tenant shall submit a complete set of plans and specifications regarding the location, size and method of attachment of the sign to the Building prior to installation of such signage. Approval of such signage shall also be subject to approval by local governing authorities. By execution of this lease Landlord approves attached signage copy.

                             ARTICLE XXXV - PARKING

      Tenant, together with Tenant's employees, agents and invitees, shall have the non-exclusive right to utilize on a first come, first serve basis those parking areas for the Building (the "Parking Areas) on a prorata basis. Tenant shall at all times comply with (and the provisions hereof shall be expressly subject to) all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions regarding the use of the Parking Areas. Landlord reserves the right to adopt, modify and enforce reasonable rules governing the use of the Parking Areas from time to time. Landlord may refuse to permit any person who violates any such rules to park in the Parking Areas, and any violation of the rules shall subject the car to removal, at such person's expense from the Parking Areas. Landlord shall have no liability whatsoever for any damage to property or any other items located in the Parking Areas, nor for any personal injuries or death arising out of any matter relating to the Parking Areas, and in all events, Tenant agrees to look to its insurance carrier for payment of any losses sustained in connection with any use of the Parking Areas. Landlord reserves the right to assign a reasonable number of specific spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties designated by Landlord, and Tenant shall not park in any such assigned or reserved spaces. Landlord also reserves the right to close all or any portion of the Parking Areas in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the Parking Areas, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord's reasonable control.

                          ARTICLE XXXVI - MISCELLANEOUS

      Section 36.01. Captions. The captions and headings of the Articles and Sections in this Lease are for convenience only and shall not in any way limit or be deemed to construe or intercece the terms and provisions hereof.

      Section 36.02. Time of Essence. Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises.

      Section 36.03. Number and Genders; Joint and Several Liability. The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant or if Tenant is a partnership, the respective obligations hereunder imposed upon Landlord, Tenant and the general partners of Tenant, as the case may be, shall be joint and several.

      Section 36.04. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Iowa.

      Section 36.05. Cumulative Remedies. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

      Section 36.06. Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

      Section 36.07. Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

      Section 36.08. Authority. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in Iowa, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

      Section 36.09. Offer. The submission and negotiation of this Lease shall not be deemed an offer to enter into a lease by Landlord, but the solicitation of such an offer by Tenant and Landlord's acceptance of this Lease shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

      Section 36.10. No Representations or Warranties. Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

      Section 36.11. Brokers. Tenant and Landlord each represent to the other that it has dealt with no broker in connection with this Lease, other than Landlord's Agent and Tenant's Broker, and each shall hold the other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach of such representation.

      Section 36.12. Amendments. This Lease may not be altered, changed, or amended except by an instrument signed by both parties hereto.

      Section 36.13. Proration. Any proration required hereunder shall, unless expressly provided otherwise herein, be done on the basis of a three hundred sixty (360) day year and/or a thirty (30) day month.

      Section 36.14. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage).

      Section 36.15. No Recordation. Neither Landlord nor Tenant shall record this Lease or any short form or memorandum thereof.

      Section 36.16. Liens. Tenant shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Tenant. Tenant shall also indemnify, hold harmless and defend Landlord against any such liens, including the reasonable fees of Landlord's attorneys. Such liens shall be discharged by Tenant within thirty
(30) days after notice of filing thereof by bonding, payment or otherwise, provided that Tenant may contest, in good faith and by appropriate proceedings any such liens.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates set forth below and this Lease shall be effective as of the date first written above.

LANDLORD:                         Magnum Property Partners No. 1, L.L.C.
                                  a Nebraska limited liability company

                          By: MR No. 7, L.L.C., a Nebraska limited liability company
                                  Managing Member of
                                  Magnum Property Partners No. 1, L.L.C.

                          By:     Magnum Resources, Inc,
                                  a Nebraska corporation,
                                  Managing Member of MR No. 7, L.L.C.

                                  By: /s/ Kelly A. Walters
                                      ------------------------------------------

                                  Name: Kelly A. Walters

                                  Title: Senior Vice President

TENANT:                           AmCore Financial, Inc.

                                  By: /s/ Donald H. Hanna
                                      ------------------------------------------

                                  Name: Donald H. Hanna

                                  Title: Senior Vice President